Atlantic Gulf Communities Corporation Exhibit to the June 30, 1998 Form 10-Q Exhibit (a)(1) Third Amendment to the Second Amended and Restated Revolving Loan Agreement Atlantic Gulf Communities Corporation, dated as of June 30, 1998
--------------------------------------------------------------------------------

                 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT
                      ATLANTIC GULF COMMUNITIES CORPORATION


                  THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (this "THIRD AMENDMENT") is dated as of June 30, 1998 and entered into by and among ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation, formerly known as General Development Corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (together with each financial institution that may become a party to this Agreement as herein provided, referred to herein individually as a "BANK" and collectively as "BANKS"), FOOTHILL CAPITAL CORPORATION, a California corporation, as successor to Chemical Bank as agent for Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "AGENT"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as collateral agent for Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "COLLATERAL AGENT").

                                R E C I T A L S:

                  WHEREAS, Company, Banks, Agent and Collateral Agent entered into that certain Second Amended and Restated Revolving Loan Agreement dated as of September 30, 1996, as modified by that certain Amendment dated as of March 31, 1997, as further modified by that certain Second Amendment (collectively, the "Loan Agreement").

                  WHEREAS, pursuant to the Loan Agreement, Company executed that certain Second Amended and Restated Working Capital Note dated as of September 30, 1996, in the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the "Original Note").

                  WHEREAS, Company has applied to Banks for a future advance loan in the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Future Advance") for the purpose of providing funds to Company to pay down the Reducing Revolver Note and/or the Secured Floating Rate Notes.

                  WHEREAS, the Future Advance shall be evidenced by that certain Future Advance Working Capital Note executed by Company of even date herewith in the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Future Advance Note"), so that the aggregate amount of indebtedness available under the Working Capital Loans is TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00).

                  WHEREAS, the Mortgages shall be modified by those certain Future Advance and

Mortgage Modification Agreements of even date herewith and those certain Future Advance and Deed of Trust Modification Agreements dated on or about the date hereof (collectively, the "Future Advance Mortgage Modification Agreements"), modifying said Mortgages to provide, inter alia, that the Future Advance Note is secured by the Mortgages.

                  WHEREAS, the parties hereto desire to enter into this Third Amendment for the purpose of modifying the Loan Agreement and the payment terms of the Original Note as provided herein.

                  WHEREAS, all terms which are capitalized but not defined herein shall have the meaning set forth therefor in the Loan Agreement.

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Banks, Agent and Collateral Agent agree as follows:

         1.       AMENDMENT AND RESTATEMENT OF CERTAIN DEFINED TERMS.

                  The definitions of the following terms in the Loan Agreement are hereby amended and restated as follows:

                  "ACKNOWLEDGEMENT AGREEMENT" means that certain Acknowledgement Agreement regarding Security Documents, dated as of September 30, 1996, executed by Company and its Subsidiaries listed on the signature pages thereof, as modified by that certain First Amendment to Acknowledgment Agreement regarding Security Documents of even date herewith, as it may be further amended and restated, supplemented or otherwise modified from time to time.

                  "AGREEMENT" means the Second Amended and Restated Revolving Loan Agreement dated as of September 30, 1996, as modified by (i) that certain Amendment dated as of March 31, 1997, (ii) that certain Second Amendment, and
(iii) that certain Third Amendment to Second Amended and Restated Revolving Loan Agreement dated as of June 30, 1998 (the "Third Amendment"), as it may be further amended and restated, supplemented or otherwise modified from time to time.

                  "AVERAGE UNUSED PORTION OF THE WORKING CAPITAL LOAN COMMITMENTS" means, for any month for which a determination is to be made, (a) the average amount of the Working Capital Loan Commitments during such month but not exceeding the amount of the Borrowing Base Limit during such month, LESS (b) the average Working Capital Facility Usage during such month.

                  "BOOK VALUE", with respect to a specified asset of a specified Person, means the carrying value of the specified asset on the balance sheet of such Person, less the aggregate amount of debt which (i) is secured by such specified asset; and (ii) is superior to Banks' lien on such specified asset, prepared in accordance with GAAP and delivered to Agent from time to time pursuant to the Loan Documents.

                  "BORROWING BASE" means the lesser of:

         A. The result of:

                           (i)   an amount up to 75% of the principal  amount of
         Eligible   Homesite  Contract   Receivables  and  Eligible   Commercial
         Receivables;

                  PLUS

                           (ii)  the lesser of:

                                    (A) $27,500,000; and

                                    (B) the sum of (without duplication):

                                            (1) an  amount  up  to  40%  of  the
                           Company's or a Subsidiary's Book Value of Real Property consisting of subdivision homesites;

                                    PLUS

                                            (2) an amount up to 26%  (i.e.,  40%
                           of the relevant Venture Subsidiary's 65% Joint Venture interest in Sunset Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Sunset Lakes is reduced) of
                           Sunset Lakes' Book Value of JV Real Property of Sunset Lakes; PLUS an amount up to 26% (i.e., 40% of the relevant Venture Subsidiary's 65% Joint Venture interest in Sunset Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Sunset Lakes is reduced) of the principal amount of Eligible JV Receivables of Sunset Lakes;

                                    PLUS

                                            (3) an amount up to 8% (i.e., 40% of
                           the relevant Venture Subsidiary's 20% Joint Venture interest in Country Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Country Lakes is reduced) of Country Lakes' Book Value of JV Real Property of Country Lakes; PLUS an amount up to 8% (i.e., 40% of the relevant Venture Subsidiary's 20% Joint Venture interest in Country

                           Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Country Lakes is reduced) of the principal amount of Eligible JV Receivables of Country Lakes;

                                    PLUS

                                            (4) an  amount  up  to  40%  of  the
                           Company's Book Value of Real Property consisting of the Regency Development;

                                    PLUS

                                            (5) an  amount  up  to  40%  of  the
                           Company's Book Value of the aggregate Joint Venture interests of all Venture Subsidiaries in the Borrowing Base Joint Ventures (other than Sunset Lakes and Country Lakes); PLUS an amount up to 40% of the principal amount of Eligible JV Receivables of such Borrowing Base Joint Ventures;

                  PLUS

                           (iii) an amount up to 40% of the Company's or any Subsidiary's Book Value of Real Property consisting of scattered homesites;

                  PLUS

                           (iv) an amount up to 50% of the Company's or any Subsidiary's Book Value of Real Property consisting of raw tract land;

                  LESS

                           (v) the aggregate amount of reserves, if any, established by Agent in Agent's reasonable credit judgment in respect of Homesite Contract Receivables, Commercial Receivables, JV Receivables, Real Property, and JV Real Property. Without limiting the generality of the foregoing, Agent may create reserves against Homesite Contract Receivables and JV Receivables for cancellations, reserves against JV Receivables, Homesite Contract Receivables, and Commercial Receivables for valuation discounts, and reserves against Real Property and JV Real Property in respect of the contents or status of items disclosed in surveys and environmental reports or in respect of the failure of Company to deliver (or cause the relevant Venture Subsidiary or Joint Venture to deliver) such surveys and environmental reports required hereunder; or

         B. With respect to each corresponding period, the amounts set forth on the chart below (the "Borrowing Base Limits"):

         DATE                                        BORROWING BASE LIMIT

         June 30, 1998, through
         August 1, 1998                              $ 25,000,000.00

         August 2, 1998, through
         August 31, 1998                             $ 23,000,000.00

         September 1, 1998, through
         September 30, 1998                          $ 20,000,000.00

         October 1, 1998, through
         October 31, 1998                            $ 17,000,000.00

         November 1, 1998, through
         November 30, 1998                           $ 12,500,000.00

         December 1, 1998                            $           0.0

         Notwithstanding the above chart, upon the release of the $2,500,000.00 held in escrow in connection with the prior sale of Daves Creek, the Borrowing Base Limit shall be the amount calculated by subtracting $2,500,000.00 from the Borrowing Base Limit in place immediately prior to the release of the $2,500,000.00 held in escrow in connection with the prior sale of Daves Creek, and each Borrowing Base Limit thereafter shall be $2,500,000.00 less than the Borrowing Base Limit shown for each corresponding period on the above chart through and including September 30, 1998. Likewise, upon the refinancing of the West Meadows project debt, the Borrowing Base Limit shall be the amount calculated by subtracting $2,500,000.00 from the Borrowing Base Limit in place immediately prior to the refinancing of the West Meadows project debt, and each Borrowing Base Limit thereafter shall be $2,500,000.00 less than the Borrowing Base Limit shown for each corresponding period on the above chart through and including September 30, 1998.

Anything to the contrary notwithstanding, the Borrowing Base shall not include, directly or indirectly, either any asset of any Unrestricted Subsidiary, or any of the following: (a) any Homesite Contract Receivable, Commercial Receivable, or JV Receivable to the extent the same is sold or discounted; or (b) any Real Property or JV Real Property to the extent the same is sold or otherwise disposed of; or (c) any Borrowing Base Joint Venture interest to the extent the same (or any underlying JV Real Property of the relevant Borrowing Base Joint Venture) is sold or otherwise disposed of; in each case, whether pursuant to
Section 7.6 or otherwise.

                  "DEEDS OF TRUST" means the Deeds of Trust executed from time to time between Company or a Subsidiary and Collateral Agent, as the same be amended, supplemented or otherwise modified from time to time (including as modified by the Future Advance Deed of Trust Modification Agreements made in connection with the Third Amendment), pursuant to which Company and Subsidiaries grant a security interest in the Real Property located in Tennessee (and in such other jurisdictions where "deeds of trust" are used to encumber real property) and related Personal Property of Company or Subsidiaries to Collateral Agent, for the benefit of Banks, as required by this Agreement.

                  "DEPOSIT ACCOUNT SECURITY AGREEMENT" means the Deposit Account Security Agreement dated as of September 30, 1996, executed by Company and each of its Subsidiaries in favor of Collateral Agent, for the benefit of Banks, as modified by that certain First Amendment to Deposit Account Security Agreement of even date herewith, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "MORTGAGES" means the Mortgage and Security Agreements executed from time to time by Company or a Subsidiary in favor of Collateral Agent, and as the same may be amended, supplemented, consolidated or otherwise modified from time to time (including as modified by the Future Advance Mortgage Modification Agreements made in connection with the Third Amendment), pursuant to which Company and Subsidiaries grant a security interest in the Real Property located in Florida (or in such other jurisdictions where "mortgages" are used to encumber real property) and related Personal Property of Company or Subsidiaries to Collateral Agent, for the benefit of Banks.

                  "PERSONAL PROPERTY SECURITY AGREEMENT" means the Consolidated, Amended, and Restated Personal Property Security Agreement, dated as of September 30, 1996, executed by Company and the Subsidiaries now or hereafter party thereto in favor of Collateral Agent, for the benefit of Banks, as modified by that certain First Amendment to Consolidated, Amended, and Restated Personal Property Security Agreement of even date herewith, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "STOCK PLEDGE AGREEMENT" means the Second Amended and Restated Stock Pledge Agreement, dated as of September 30, 1996, among Company, each of its Subsidiaries and Collateral Agent, as modified by that certain First Amendment to Second Amended and Restated Stock Pledge Agreement of even date herewith, as the same may be further amended, supplemented or otherwise modified from time to time, pursuant to which Company and Subsidiaries pledge Subsidiary Stock to Collateral Agent for the benefit of Banks.

                  "SUBSIDIARY GUARANTEE" means the Consolidated Second Amended and Restated Subsidiary Guarantee, dated as of September 30, 1996, executed by Company and each of its Subsidiaries in favor of Agent, for the benefit of Banks, as modified by that certain First Amendment to Consolidated Second Amended and Restated Subsidiary Guarantee of even date herewith, as the same may be further amended, supplemented or otherwise modified from time to time.

         2.       OTHER DEFINITIONAL PROVISIONS.

                  a. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Third Amendment shall refer to this Third
Amendment  as a  whole  and  not to  any  particular  provision  of  this  Third
Amendment.

                  b. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  c. References  to  "Sections",   "subsections",  Exhibits  and
Schedules are to Sections, Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                  d. Unless the context of this Agreement clearly requires otherwise, the term "including" is not limiting.

         3.       SCHEDULE 2.1 (WORKING CAPITAL LOAN COMMITMENT).

                  SCHEDULE 2.1 attached to the Loan Agreement is hereby amended and restated as shown on SCHEDULE 2.1 attached hereto and made a part hereof.

         4.       SECTION 2.2 (DEFINITION OF "WORKING CAPITAL NOTE").

                  Section 2.2 of the Loan Agreement is hereby modified to provide that the definition of "Working Capital Note" shall include, without limitation, the Future Advance Note. Notwithstanding anything in Section 2.2 to the contrary, the Future Advance Note shall be dated of even date herewith.

         5.       SECTION 2.4 (REPAYMENT OF WORKING CAPITAL LOANS).

                  The parties hereto wish to modify the payment terms of the Original Note such that the payment terms of the Original Note are the same as the payment terms of the Future Advance Note, resulting in the entire Working Capital Loans, as evidenced by the Original Note and the Future Advance Note, having the same payment terms. Accordingly, Section 2.4 of the Loan Agreement is hereby amended and restated as follows:

         "At no time shall the outstanding balance of the Working Capital Loans exceed the amount of the Borrowing Base. Accordingly, if at any time and on such date that the outstanding balance of the Working Capital Loans exceeds the Borrowing Base, then Company shall make, without demand, a payment in such amount as required to reduce the outstanding balance of the Working Capital Loans to the amount of the Borrowing
         Base. On the Working Capital Loan Maturity Date, the remaining aggregate principal amount of the Working Capital Loans then outstanding shall be repaid (together with all accrued and unpaid interest and fees then accrued thereon) without demand."

         6.       PROCEEDS OF FUTURE ADVANCE.

                  It is hereby acknowledged that Company's utilization of the proceeds of the Future Advance to pay down the Reducing Revolver Note and/or the Secured Floating Rate Notes is a permitted use of the Working Capital Loans.

         7.       FUTURE ADVANCE SECURED BY COLLATERAL.

                  It is hereby acknowledged and agreed that the Collateral secures the prompt payment to Banks of the Secured Debt, including the Loans, and further including, without limitation, the indebtedness evidenced by the Future Advance Note.

         8.       FUTURE ADVANCE GUARANTIED BY GUARANTEES.

                  It is hereby acknowledged and agreed that the Subsidiary Guarantees shall guarantee the payment and performance by Company of all Obligations under the Loan Agreement, as modified by this Third Amendment, including, without limitation, repayment of the Future Advance Note.

         9.       REPRESENTATIONS AND WARRANTIES.

                  To induce Banks to enter into this Third Amendment, and to make the Future Advance, Company hereby represents and warrants to Agent and each Bank that:

         A.       FINANCIAL CONDITION.

                  (1) The audited consolidated balance sheets of Company and its consolidated Subsidiaries as at December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have been or will be furnished to each Bank, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                  (2) The unaudited consolidated balance sheets of Company and its consolidated Subsidiaries as at March 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal quarter ended on such date, copies of which have been or will be furnished to each Bank, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                  (3) All such financial statements described in clauses (1) and
(2) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for such inconsistencies as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or otherwise as disclosed in writing to Banks on or before the date hereof. During the period from March 31, 1998, to and including the date hereof there has been no sale, transfer or other disposition or agreement therefor by Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) which is material in relation to the consolidated financial condition of Company and its consolidated Subsidiaries at March 31, 1998.

         B.       NO MATERIAL ADVERSE CHANGE.

                  Since March 31, 1998, (a) except as disclosed in writing to Banks on or before the date hereof, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, except such developments or events or prospective developments or events as have been disclosed by Company in filings with the Securities and Exchange Commission made prior to the date hereof and true and correct copies of which have been delivered to Banks, and
(b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Company nor has any of the Capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company or any of its Subsidiaries. As of the date hereof, no motion for the conversion of the case, appointment of a trustee, or dismissal is pending or has been denied, the reversal of which on appeal would affect the validity of this Agreement and no appeal has been taken from the entry of the Confirmation Order in the Reorganization Proceedings, the reversal, modification, or affirmance of which will affect the validity or enforceability, or change the provisions, of this Agreement.

         C.       CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

                  Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of any such Subsidiary, where all such failures to be in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that any failures to comply therewith is not reasonably likely, in the aggregate, to have a Material Adverse Effect.

         D.       CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                  (1) COMPANY. Company has the corporate power and authority, and the legal right, to make, deliver and perform this Third Amendment, the Notes and other Loan Documents, including, without limitation, the Future Advance Note as consolidated with the Original Note into the Consolidation Note, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Third Amendment, and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and other Loan Documents. Except as set forth on SCHEDULE
4.4 attached hereto and made a part hereof, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Third Amendment, the Notes or the other Loan Documents, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the date hereof and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. This Third Amendment and the other Loan Documents to which Company is party have been or will be, duly executed and delivered on behalf of Company. This Third Amendment, and each other Loan Document executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (2) SUBSIDIARIES. Each of the Subsidiaries (including Unrestricted Subsidiaries) party to the Loan Documents has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as set forth on SCHEDULE 4.4 attached hereto and made a part hereof, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the date hereof and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. Each Loan Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party has been or will be duly executed and delivered on behalf of each such Subsidiary. Each Loan Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party, executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         E.       NO LEGAL BAR.

                  The execution, delivery and performance of this Third Amendment, the Notes, the Guarantees and the other Loan Documents, including, without limitation, the Future Advance Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Company or of any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         F.       NO MATERIAL LITIGATION.

                  As of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Company, threatened by or against Company or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Third Amendment, the Notes or other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably likely to have a Material Adverse Effect, which has not been disclosed (including, estimates of the Dollar amounts involved) in Company's filings with the Securities and Exchange Commission made prior to the date hereof, true and correct copies of which have been delivered to Banks.


         G.       NO DEFAULT.

                  As of the date hereof, neither Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect, except as disclosed, including estimates of the Dollar amounts involved, in Company's filings with the Securities and Exchange Commission, true and correct copies of which have been delivered to Banks or on SCHEDULE 4.7 attached hereto and made a part hereof. As of the date hereof, no Default or Event of Default has occurred and is continuing.

         H.       OWNERSHIP OF PROPERTY; LIENS.

                  As of the date hereof, each of Company and its Subsidiaries, as the case may be, has good record and marketable title in fee simple to, or a valid leasehold interest in, all of the Collateral and all its other real property, and good title to all its other property necessary for the operation of its business, and none of such property of Company or such Subsidiaries is subject to any Lien except as permitted by Section 7.3 of the Loan Agreement.

         I.       INTELLECTUAL PROPERTY.

                  As of the date hereof, Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which is not reasonably likely to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim. The use of such Intellectual Property by Company and its
Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the knowledge of Company, there exists no infringement upon the Intellectual Property rights of Company and Subsidiaries by any other Person.

         J.       TAXES.

                  As of the date hereof, each of Company and its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures) has filed or caused to be filed all tax returns which, to the knowledge of Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Company or its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures), as the case may be) except tax claims which are to be paid on a deferred basis pursuant to the Reorganization Plan; no tax Lien has been filed, and, to the knowledge of Company, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed on Schedule 4.10 attached hereto and made a part hereof and as set forth on the Tax Service Agreement provided to Banks by Lawyers Title Insurance Corporation.

         K.       FEDERAL REGULATIONS.

                  No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         L.       ERISA.

                  Company hereby affirms and ratifies the representations and warranties contained in Section 4.12 of the Loan Agreement as being true and correct as of the date hereof.

         M.       INVESTMENT COMPANY ACT; OTHER REGULATIONS.

                  Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         N.       SUBSIDIARIES AND JOINT VENTURES.

                  As of the date hereof, (a) the Subsidiaries listed on SCHEDULE 4.14(A) attached hereto and made a part hereof constitute all of the Subsidiaries and such schedule identifies the shareholders of such Subsidiary,
(b) the Joint Ventures listed on SCHEDULE 4.14(B) attached hereto and made a part hereof constitute all of the Joint Ventures and such schedule identifies all owners of the Joint Venture interests thereof and the percentage equity ownership of such owners, and (c) neither Company nor any Subsidiary other than a Venture Subsidiary owns any Joint Venture interest.

         O.       ENVIRONMENTAL MATTERS.

                  Each of the representations and warranties set forth in paragraphs (a) through (g) of Section 4.15 of the Loan Agreement is true and correct, except as disclosed on SCHEDULE 4.15 to the Loan Agreement or in the certificate regarding environmental matters required pursuant to Section 5.1(i) or to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to have a Material Adverse Effect.

         P.       INDEBTEDNESS.

                  SCHEDULE 4.16 attached hereto and made a part hereof lists all Indebtedness (including available commitments) of Company and its Subsidiaries as existing on the date hereof.

         Q.       CONTINGENT OBLIGATIONS.

                  SCHEDULE 4.17 attached hereto and made a part hereof lists all guarantees by Company and all guarantees by any of its Subsidiaries.

         R.       RESTITUTION PROGRAM AND FINAL JUDGMENT.

                  As of the date hereof, Company and its Subsidiaries are in compliance with the "Restitution Program" and the "Final Judgment," as defined in the Reorganization Plan.

         S.       CERTAIN FEES.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Banks against, and agrees that it will hold Banks harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         T.       DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Banks by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Third Amendment contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of an economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and have not been disclosed herein or in such other written documents, certificates and statements furnished to Banks for use in connection with the transactions contemplated hereby.

         U.       TOTAL REAL PROPERTY MATTERS.

                  Company and each of its Subsidiaries (including the Joint Ventures) is in compliance with all development orders obtained by Company and its Subsidiaries (including the Joint Ventures) with respect to any Total Real Property, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

         V.       REORGANIZATION PROCEEDINGS.

                  Company has delivered to Agent and Banks true, correct and complete copies of the Reorganization Plan and Confirmation Order, together with copies of any modifications thereto or subsequent proceedings with the Bankruptcy Court.

         W.       EXCLUDED SUBSIDIARIES; UNRESTRICTED SUBSIDIARIES.

                  (1) The Excluded Subsidiaries do not have, nor are they anticipated to have, any assets or revenues. The Excluded Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business.

                  (2) As of March 31, 1998, the Unrestricted Subsidiaries had assets as disclosed on the consolidating balance sheet dated as of March 31, 1998, attached hereto as SCHEDULE 4.24 and made a part hereof. The Unrestricted Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business other than the businesses disclosed on SCHEDULE 4.24 attached hereto and made a part hereof.


         X.       BANK ACCOUNTS.

                  SCHEDULE 4.26 attached hereto and made a part hereof (as amended from time to time by written notice to Agent) is a true and correct list of all Bank Accounts of Company and its Subsidiaries.

         Y.       ELIGIBLE RECEIVABLES AND ELIGIBLE JV RECEIVABLES.

                  (1) The Eligible Receivables are bona fide existing obligations created by the sale and delivery of Real Property in the ordinary course of Company's or any of its Subsidiary's business, unconditionally owed to Company or such Subsidiary without defenses, disputes, offsets, counterclaims, or rights of cancellation. Neither Company nor any such Subsidiary has received notice of any actual or imminent Insolvency Proceeding or material impairment of the financial condition of any obligor regarding any Eligible Receivable.

                  (2) The Eligible JV Receivables are bona fide existing obligations created by the sale and delivery of JV Real Property in the ordinary course of the relevant Borrowing Base Joint Venture's business, unconditionally owed to such Borrowing Base Joint Venture without defenses, disputes, offsets, counterclaims, or rights of cancellation. Neither Company nor the relevant Venture Subsidiary nor the relevant Borrowing Base Joint Venture has received notice of any actual or imminent Insolvency Proceeding or material impairment of the financial condition of any obligor regarding any Eligible JV Receivable.

         Z. SPUD SUBSIDIARIES. Except as disclosed on SCHEDULE 4.29 attached hereto and made a part hereof, no Subsidiary is a SPUD Subsidiary.

         AA.      DRI AND ZONING MATTERS. The representations and warranties set forth in SCHEDULE 4.30 attached hereto are by this reference incorporated herein as though fully set forth and made in this Section AB.

         10.      CONDITIONS PRECEDENT

                  The effectiveness of this Third Amendment and the obligations of Banks to make the Future Advance hereunder are subject to the prior or concurrent satisfaction of all the following conditions:

         A. LOAN DOCUMENTS. Agent shall have received (i) this Third Amendment, executed and delivered by a duly authorized officer of Company, with a counterpart for each Bank, (ii) for the account of each Bank, the Future Advance Note, (iii) each other Loan Document, required to be delivered hereunder, conforming to the requirements hereof and executed and delivered by a duly authorized officer of Company or each of its Subsidiaries (including, the Unrestricted Subsidiaries and the Excluded Subsidiaries, in each case as to their respective acknowledgments under the Stock Pledge Agreement), as the case may be, which are parties to such Loan Document, with a counterpart for each Bank.

         B. CORPORATE PROCEEDINGS OF COMPANY. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of Company authorizing the execution, delivery and performance of this Third Amendment, the Future Advance Note, and the other Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Company as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to Agent.

         C. CORPORATE PROCEEDINGS OF THE SUBSIDIARIES. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of each Subsidiary of Company which is a party to any Loan Document authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the secretary or an assistant secretary of each Subsidiary as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

         D. CORPORATE DOCUMENTS. Agent shall have received, with a counterpart for each Bank, true and complete copies of (i) the certificate or articles of incorporation of the Company and each of its Subsidiaries which is a party to any Loan Document certified by the Secretary of State of their respective jurisdictions of incorporation as of a recent date prior to the date hereof, (ii) the Bylaws of the Company and each of its Subsidiaries which is a party to any Loan Document certified as of the date hereof by its secretary or an assistant secretary, (iii) good standing certificates, including, in states which provide such certificates, certification of tax status, of the Company and each of its Subsidiaries which is a party to any Loan Document certified by the Secretary of State of their respective jurisdictions of incorporation and of each jurisdiction in which they are qualified to do business as a foreign corporation dated as of a recent date prior to the date hereof and (iv) incumbency and signature certificates for Company and each Subsidiary executing any Loan

Documents as of the date hereof.

         E. NO VIOLATION. The consummation of the transactions contemplated hereby and by the other Loan Documents shall not contravene, violate or conflict with, nor involve Agent or any Bank in any violation of, any Requirement of Law.

         F. CONSENTS, AUTHORIZATIONS, AND FILINGS. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) attaching copies of all consents, authorizations, and filings referred to in Section 4.4 of the Loan Agreement and in any similar provision of any of the other Loan Documents, and (ii) stating that such consents, authorizations, and filings are in full force and effect and each such consent, authorization, and filing shall be in form and substance satisfactory to Agent.

         G. LEGAL OPINION. Collateral Agent and Agent shall have received, with a counterpart for each Bank, the executed legal opinion of corporate counsel to Company, dated as of the date hereof, in form and substance satisfactory to Collateral Agent and Agent and addressed to Collateral Agent, Agent and Banks. Such legal opinion shall cover such matters incident to the transactions contemplated by this Third Amendment as Agent may reasonably require.

         H. REAL PROPERTY MATTERS. Agent shall have received the Future Advance Mortgage Modification Agreements, in form and substance satisfactory to Agent and its local counsel, to protect and preserve the Lien and priority of the Mortgages and Deeds of Trust as they secure the Loans and other amounts due hereunder, together with endorsements to the existing ALTA lender's extended coverage policies of title insurance on the Real Property encumbered by the Mortgages and Deeds of Trusts in liability, amount and form issued by a title company satisfactory to Agent showing the Mortgages and Deeds of Trust, as modified by the Future Advance Mortgage Modification Agreements, as first Liens upon the respective Real Property, subject only to Liens permitted hereunder and thereunder and such other exceptions or exclusions as may be approved by Agent in its sole discretion, together with any endorsements reasonably required by Agent, and affirmative assurance that the improvements are fully located within the boundaries of the insured land.

         I. AGREEMENTS. Agent shall have received, with an executed counterpart for each Bank, duly executed copies of the First Amendment to Acknowledgment Agreement regarding Security Documents, the First Amendment to Deposit Account Security Agreement, the First Amendment to Consolidated, Amended, and Restated Personal Property Security Agreement, the First Amendment to Second Amended and Restated Stock Pledge Agreement, and the First Amendment to Consolidated Second Amended and Restated Subsidiary Guarantee.

         J. NO MATERIAL ADVERSE EFFECT. Agent shall have received an officer's certificate executed by a Responsible Officer stating that no Material Adverse Effect has occurred since March 31, 1998, except as disclosed in the Company's Form 10-Q for the quarter ended as of March 31,

1998, or as otherwise disclosed in writing to Banks on or before the date hereof.

         K. FEES, COSTS, AND EXPENSES. As of the date hereof, Company shall have paid: (i) to the Agent all interest and fees accrued under the Loan Agreement and shall have paid to Agent and Banks all fees and expenses due and payable under the Loan Agreement as of the date hereof; (ii) to the Agent all fees, costs, and expenses of Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Third Amendment, and any other documents executed in connection herewith; and (iii) to the Collateral Agent all fees, costs, and expenses of Collateral Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this First Amendment, and any other documents executed in connection herewith.

         L. FEE FOR FUTURE ADVANCE. Company shall have paid a fee to Banks for the Future Advance in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00).

         M. AMENDMENT OF CERTAIN LOAN DOCUMENTS. The Security Documents and other Loan Documents shall have been amended in form and substance satisfactory to Agent.

         N. OTHER MATTERS. Company shall have made available to Agent and Banks such other documents and information, or taken such other actions, as Agent and Banks may reasonably request.

         11.      RATIFICATION

         Except as modified by this Third Amendment and by the other documents executed in connection herewith, the terms and conditions of the Loan Agreement and all other Loan Documents are hereby ratified and confirmed and remain in full force and effect.

         12.      MISCELLANEOUS

         A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Third Amendment and the Future Advance Note.

         B. COUNTERPARTS. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                           IN WITNESS  WHEREOF,  the parties  hereto have caused
this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       ATLANTIC GULF COMMUNITIES CORPORATION


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       FOOTHILL CAPITAL CORPORATION
                                       as Agent and as a Bank


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                       FOOTHILL CAPITAL CORPORATION
                                       as Collateral Agent


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
               REVOLVING LOAN AGREEMENT DATED AS OF JUNE 30, 1998


                                  SCHEDULE 2.1
                        WORKING CAPITAL LOAN COMMITMENTS

BANK:                                               AMOUNT OF BANK'S COMMITMENT:

Foothill Capital Corporation                                     $25,000,000.00*




* PROVIDED, HOWEVER, THAT AT NO TIME SHALL THE OUTSTANDING BALANCE OF THE WORKING CAPITAL LOANS EXCEED THE BORROWING BASE, AS PROVIDED IN SECTION 2.4 OF THE LOAN AGREEMENT, AS MODIFIED BY THIS THIRD AMENDMENT.